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                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in this registration statement (No. 333-______) on Form S-1 of Mymetics Corporation of our report dated March 8, 2002, relating to the consolidated balance sheets of Mymetics Corporation as of December 31, 2001 and 2000, and the related consolidated statements of operations and comprehensive loss, changes in shareholders' equity, and cash flows for the years ended December 31, 2001, 2000, and 1999, and for the period from May 2, 1990 (inception) to December 31, 2001. We also consent to the reference to our firm under the caption "Experts".

/s/ Peterson Sullivan P.L.L.C.
Seattle, Washington
May 21, 2002